UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2021

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-10709	95-4300881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of principal executive offices)	(Zip Code)

(818) 244-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	PSB	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 5.200% Cum Pref Stock, Series W, $0.01 par value	PSBPrW	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 5.250% Cum Pref Share, Series X, $0.01 par value	PSBPrX	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 5.200% Cum Pref Share, Series Y, $0.01 par value	PSBPrY	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.875% Cum Pref Share, Series Z, $0.01 par value	PSBPrZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Chief Financial Officer

On October 5, 2021, Adeel Khan, age 48, was appointed as the Executive Vice President, Chief Financial Officer and Corporate Secretary of PS Business Parks, Inc. (the “Company”), effective January 10, 2022. Mr. Khan previously served as Chief Financial Officer of Rexford Industrial Realty, Inc. (NYSE: REXR) (“Rexford”) from July 2013 through August 2020 and as Corporate Controller for Rexford’s predecessor business from March 2012 until July 2013. Mr. Khan is a Certified Public Accountant and obtained his Bachelor of Arts in Business Administration at the California State University, Fullerton.

Mr. Khan will succeed Jeffrey D. Hedges who notified the Company he will resign as the Company’s Executive Vice President, Chief Financial Officer and Corporate Secretary, effective November 12, 2021. The Company and Mr. Hedges intend to enter into a consulting agreement pursuant to which Mr. Hedges will facilitate the transition of his duties to Mr. Khan for approximately a three-month period commencing on the effective date of his resignation. The Company and Mr. Hedges also intend to enter into a customary separation and release agreement that will provide, among other things, that upon execution and non-revocation of the separation and release agreement and execution of the consulting agreement, Mr. Hedges will be entitled to receive a prorated portion of his 2021 annual cash incentive award at target. The Company’s Chief Executive Officer, Dan M. Chandler, III, will serve as the Company’s principal financial officer from the resignation date to Mr. Khan’s start date.

Employment Arrangements

In connection with Mr. Khan’s appointment, the Company provided Mr. Khan with an offer letter (the “Offer Letter”), which provides that Mr. Khan will be paid an annual base salary of $425,000. The Offer Letter further provides that Mr. Khan will be eligible to receive a target annual cash incentive award equal to 100% of his base salary. Mr. Khan will also be entitled, beginning in the 2022 performance year, to a target annual equity performance award no less than the share-equivalent number of restricted stock units (“RSUs”) equal to $800,000. Performance RSUs that are earned upon achievement of applicable performance goals will vest in five equal installments, with the first installment vesting on the date such awards are deemed earned and annually thereafter, subject to continued employment. Mr. Khan will receive dividend-equivalent rights on earned RSUs that are subject to continued time vesting.

In addition, upon his start date or promptly thereafter, Mr. Khan will receive a one-time RSU having a value on the grant date equal to $500,000. These RSUs will vest ratably over five years subject to continued employment. Mr. Khan will receive dividend-equivalent rights on these RSUs.

In the event of a Change of Control (as such term is defined in the Company’s 2012 Equity and Performance-Based Incentive Compensation Plan (the “2012 Plan”) or the then-applicable equity plan), any unvested equity awards on the date of separation will vest in accordance with the terms of the 2012 Plan or the then-applicable equity plan, including the double-trigger requirement in the event the awards are assumed.

Mr. Khan is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K and does not have family relationships that would require disclosure under Item 401(d) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On October 7, 2021, the Company issued a press release announcing the appointment of Mr. Khan as Chief Financial Officer. A copy of this press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

99.1	Press Release dated October 7, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

	By:	/s/ Jeffrey D. Hedges
Jeffrey D. Hedges
Date: October 7, 2021		Chief Financial Officer